Exhibit 10.1

I-Bankers Securities, Inc.

535 5th Ave

Suite 423

New York, New York 10017

Attn.: Mike McCrory, Chief Executive Officer

November 6, 2022

Ladies and Gentlemen:

Reference is made to the letter agreement, dated February 19, 2020, by and among, East Stone Acquisition Corporation, a British Virgin Islands business company (the “Company”), Double Ventures Holdings Limited, a British Virgin Islands company (“Double Ventures”), Navy Sail International Limited, a British Virgin Islands company (“Navy Sail”), Hua Mao, Cheng Zhao, and the directors, officers of the Company named therein (collectively, the “Lock-up Parties”), as amended by that certain Amendment of Insider Letter, dated April 15, 2022 (as amended, the “Letter Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Letter Agreement.

Reference is also made to the underwriting agreement, dated February 19, 2020 (the “Underwriting Agreement”), by and between the Company and I-Bankers Securities Inc., as Representative (the “Representative”) of the several Underwriters named in Schedule A thereto, relating to an underwritten initial public offering of the Company’s units.

Reference is further made to that certain Business Combination Agreement, dated April 15, 2022, (i) the Company, (ii) Navy Sail International Limited, a British Virgin Islands company, in the capacity as the Purchaser Representative thereunder, (iii) NWTN Inc. (“Pubco”), (iv) Muse Merger Sub I Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco, (v) Muse Merger Sub II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of Pubco, and (vi) ICONIQ Holding Limited, an exempted company incorporated with limited liability in the Cayman Islands, entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”, and the transactions contemplated thereby, the “Business Combination”).

As you are aware, pursuant to Section 3(a) of the Letter Agreement, the Initial Shareholders agreed not to Transfer any Insider Shares: (x) with respect to 50% of its Insider Shares, until the earlier of (i) six (6) months after the date of the consummation of the Business Combination or (ii) the date on which the closing price of the Ordinary Shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Business Combination; and (y) with respect to the remaining 50% of their Insider Shares, six (6) months after the date of the consummation of the Business Combination, or earlier, in either case, if, subsequent to the Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. Additionally, pursuant to Section 3(b) of the Letter Agreement, the Anchor Investors agreed not to effectuate any Transfer of securities issued or issuable upon the exercise of the Private Units or their underlying securities until 30 days after the completion of the Business Combination.

In connection with and in furtherance of the Business Combination, the Lock-up Parties hereby request that each of the undersigned partially waive compliance by the applicable Lock-up Parties with Sections 3(a) and 3(b) of the Letter Agreement, as applicable, for the following events contemplated to occur contemporaneously with the Business Combination:

●	Each of the Anchor Investors shall be released from their obligations pursuant to Section 3(b) of the Letter Agreement with respect to their Private Units.

●	Double Ventures shall transfer 200,000 of its Insider Shares to Xin Zhang as repayment for a private loan by Xin Zhang to Mr. Hao to fund a portion of Mr. Hao’s loan to the Company pursuant to that certain promissory note dated February 23, 2021.

By signing the counterpart to this letter, each of the undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby waives in part the compliance by the Lock-up Parties with Sections 3(a) and 3(b) of the Letter Agreement as described above. Except as specifically waived herein, the parties to the Letter Agreement retain all rights, and each Lock-up Party retains all obligations, as set forth in the Letter Agreement, and the Representative retains all rights as set forth in the Underwriting Agreement.

[Signature page follows]

If you are in agreement with the foregoing, kindly indicate such agreement by signing the counterpart to this letter and returning the signed copy thereof to the Company at the address first written above or by e-mail at hao@estonecapital.com.

Sincerely,

Double Ventures Holdings Limited

/s/ Chunyi (Charlie) Hao
Name: Chunyi (Charlie) Hao
Title:

Navy Sail International Limited

/s/ Chunyi (Charlie) Hao
Name: Chunyi (Charlie) Hao
Title: Director

/s/ Hua Mao
Hua Mao

/s/ Cheng Zhao
Cheng Zhao

ACKNOWLEDGED AND AGREED TO THIS 6th DAY OF NOVEMBER 2022:

I-Bankers Securities Inc.

/s/ Matthew J. McCloskey
Name: Matthew J. McCloskey
Title: Head of Equity Capital Markets

East Stone Acquisition Corporation

/s/ Sherman Xiaoma Lu
Name: Sherman Xiaoma Lu
Title: Chief Executive Officer

[Signature Page to Insider Waiver Letter]